Exhibit 32

                Certifications Pursuant to 18 U.S.C. Section 1350

         The undersigned, who is the chief executive officer and the chief financial officer of Clover Community Bankshares, Inc., hereby certifies that, to the best of her knowledge, the accompanying Form 10-QSB of the issuer fully complies with the requirements of Section 13(a)or 15(d) of the Securities
Exchange Act of 1934, and that information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

November 13, 2003

                                        s/Gwen M. Thompson
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                                        Gwen M. Thompson
                                        Chief Executive Officer and
                                        Chief Financial Officer